KPMG LLP
Three Embarcadero Center
San Francisco, CA 94111
Independent Auditors' Report
To the Board of Trustees and
Shareholders
Rainier Investment Management
Mutual Funds:
In planning and performing our audits
of the financial statements of the
Rainier Investment Management
Mutual Funds (comprised of the
Small/Mid Cap Equity, Core Equity,
Growth Equity, Balanced and
Intermediate Fixed Income Portfolios)
for the year ended March 31, 2004, we
considered their internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, not to provide assurance on
internal control.
The management of Rainier
Investment Management Mutual
Funds is responsible for establishing
and maintaining internal control. In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.
Because of inherent limitations in
internal control, error or fraud may
occur and not be detected. Also,
projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of the internal
control would not necessarily disclose
all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certified Public
Accountants. A material weakness is
a condition in which the design or
operation of one or more of the
internal control components does not
reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of March 31, 2004.
This report is intended solely for the
information and use of management,
the Board of Trustees of Rainier
Investment Management Mutual
Funds, and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.

          /s/ KPMG LLP


Seattle, Washington
May 6, 2004